Exhibit 10.1.1

FIFTH AMENDMENT TO NOTE AGREEMENT

This Fifth Amendment, dated as of July 16, 2004 (this “Amendment”), is made to that Second Consolidated, Amended and Restated Note Agreement dated as of September 27, 2002, as amended as of January 29, 2003, as of February 11, 2003, as of February 11, 2004 and as of March 10, 2004 (as so amended, the “Note Agreement”), among Gold Kist Inc., a cooperative marketing association organized and existing under the laws of the State of Georgia (the “Company”), The Prudential Insurance Company of America (“Prudential”) and the Gateway Recovery Trust. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement.

WHEREAS, the parties hereto have executed and delivered that certain Note Agreement;

WHEREAS, the Company has requested that Prudential amend certain provisions of the Note Agreement and Prudential has agreed to do so on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A. Amendments.    Pursuant to paragraph 11C of the Note Agreement, the Company and the Required Holders hereby agree the Note Agreement is amended as follows:

1.    Paragraph 5A(1). Paragraph 5A(1) is hereby modified and amended by deleting clauses (i) and (ii) in their entireties and substituting the following in lieu thereof:

(i) As soon as practicable and in any event within 45 days (or such additional number of days, not to exceed 5, by which the required filing of financial statements with the SEC is automatically extended under the SEC’s filing requirements) after the end of each of the first 3 Fiscal Quarters of each Fiscal Year of the Company (a) unaudited consolidated and consolidating statements of operations and cash flow of the Company and its Subsidiaries for such quarter and for the period from the beginning of the current Fiscal Year to the end of such quarter, (b) an unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such quarter, setting forth, with respect to such consolidated statements of operations and cash flow and such consolidated balance sheet, in comparative form, figures for the corresponding period in the preceding fiscal year all in reasonable detail and certified by the chief financial officer, controller or chief accounting officer of the Company as having been prepared in accordance with GAAP, and (c) a management discussion and analysis; provided, that delivery by the Company of a quarterly report on Form 10-Q for such Fiscal Quarter pursuant to clause (iii) below shall be sufficient for purposes of satisfying the requirements of this clause (i);

(ii) As soon as practicable and in any event within 90 days (or such additional number of days, not to exceed 5, by which the required filing of financial statements with the SEC is automatically extended under the SEC’s filing requirements) after the end of each Fiscal Year, a consolidating and consolidated and business segment statements of operations and cash flow of the Company and its Subsidiaries for such year and a consolidating and consolidated and business segment balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth, with respect to such consolidated statements of operations and cash flow and such consolidated balance sheet, in comparative form, corresponding figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the Required Holders, and, in the case of such consolidated financial statements, certified to the Company by independent public accounts of recognized national standing selected by the Company (and acceptable to the Required Holders), whose certificate shall be in scope and substance satisfactory to the Required Holders, and, as to the consolidating statements, certified by the chief financial officer, controller or chief accounting officer of the Company. In addition to any other information required by the Required Holders pursuant to the preceding sentence, together with each delivery of financial statements required by this paragraph, the Company will delver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default that would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards;

2.    Paragraph 5K.    Paragraph 5K is hereby modified and amended by deleting clause (a) in Paragraph 5K(i) in its entirety and substituting the following in lieu thereof:

(a) in an amount equal to 100% of the net proceeds received from any offering by the Company or any Consolidated Subsidiary of Subordinated Debt (other than an offering that increases the outstandings under the Company’s Subordinated Loan Certificates or Subordinated Capital Certificates of Interest in existence prior to the effective date of this Agreement and described on Schedule 5K hereto). Such prepayment shall be due immediately upon the receipt by the Company or any Consolidated Subsidiary of such net proceeds.

3.    Paragraph 6B.    Paragraph 6B is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

6B.    Limitation on Restricted Payments.    The Company will not pay or declare any dividend or make any other distribution on or on account of any class of its Stock or other equity or make cash distributions of equity (including cash patronage refunds), or make interest payments on equity, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its Stock or other equity, or redeem, purchase or otherwise acquire, directly or indirectly, any Senior Unsecured Notes or any Subordinated Debt, including, but not limited to, its Subordinated Capital Certificates of Interest and Subordinated Loan Certificates (except required redemptions as provided in the indentures pursuant to which such Subordinated Debt was issued), or permit any Subsidiary to do any of the above (all of the foregoing being herein called “Restricted Payments”) except that the Company may make (a)(i) prior to the Conversion Date, (A) cash patronage refunds in an amount, for each Fiscal Year, not to exceed 10% of the member earnings for such Fiscal Year, and (B) present value cashing retirement and death payments (net of any amount the Company receives as insurance proceeds) in an aggregate amount not to exceed, in the case of this clause (B), $5,000,000 in any Fiscal Year; and (ii) after the Conversion Date, the payment of any amounts that would otherwise be permitted to be paid under the immediately preceding clause (a)(i) that were not paid prior to the Conversion Date, (b) payments not to exceed, in the aggregate, the amount of the Net Proceeds of Stock received from an initial public offering of the Company for (i) on or after the Conversion Date, the prepayment of up to 35% of the Senior Unsecured Notes plus any prepayment penalties, (ii) on or after the Conversion Date, the prepayment of the Subordinated Capital Certificates of Interest plus any prepayment penalties and interest on deposit, and (iii) prior to or after the Conversion Date, the redemption of certain outstanding written notices of allocation of the Company and payments in connection with the Permitted Conversion Transaction (which, subject to the limitation in amount set forth in this clause (b), may be funded with monies not constituting Net Proceeds of Stock), and (c) after the Conversion Date, payments of cash dividends in an aggregate amount not to exceed $5,000,000 per Fiscal Year, provided that prior to making any cash dividend payments pursuant to the immediately preceding clause (c), the Company shall deliver to Noteholders a certificate evidencing compliance with paragraph 6A(3) hereof after giving effect to such cash dividend payments, and provided, further, that the Company shall not make any Restricted Payments upon the occurrence and during the continuance of a Default or Event of Default. So long as no Default or Event of Default shall have occurred and be continuing, there shall not be included in the definition of Restricted Payments: (x) dividends paid, or distributions made, in Stock of the Company or (y) exchanges of Stock of one or more classes of the Company, except to the extent that cash or other value is involved in such exchange. Moreover, nothing in this Paragraph 6B shall prevent any Subsidiary from making any Restricted Payments to the Company or to any other Related Party that directly owns Stock of such Subsidiary. The term “equity” as used in this Paragraph 6B shall include the Company’s common stock, preferred stock, if any, other equity certificates, and notified equity accounts of patrons.

4.     Paragraph 8A.    Paragraph 8A is hereby modified and amended by deleting it in its entirety and substituting the following in lieu thereof:

8A    Organization and Qualification.     At all times (a) prior to the Conversion Date, the Company is an agricultural membership cooperative duly incorporated and existing in good standing under the Cooperative Marketing Act of the State of Georgia, and (b) on and after the Conversion Date, the Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware. Each Subsidiary is duly incorporated and existing in good standing under the law of the jurisdiction in which it is incorporated, the Company and each of its Subsidiaries have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted, and the Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of its business conducted or property owned by it legally requires such qualification, except to the extent failure to so qualify could not result in a Material Adverse Effect.

5.    Paragraph 10.    (a) Paragraph 10 is hereby modified and amended by inserting the following definitions in appropriate alphabetical order thereto (and deleting any existing definitions of any of the following in their respective entirety):

“Fixed Charge Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) EBITDA for the 4 Fiscal Quarter period then ended, to (b) the sum of (i) Consolidated Interest Expense for the 4 Fiscal Quarter period then ended, (ii) the aggregate scheduled principal amount of Indebtedness for Money Borrowed (other than the Revolving Loans) to be paid within 1 year after the last day of such Fiscal Quarter, and (iii) cash dividends paid by the Company during the 4 Fiscal Quarter period then ended.

“Net Proceeds of Stock” means any proceeds received by the Company or a Consolidated Subsidiary in respect of the issuance of Stock, after deducting therefrom (a) all reasonable and customary costs and expenses incurred by the Company or such Consolidated Subsidiary directly in connection with the issuance of such Stock, including, without limitation, any underwriter’s discounts and commissions, and (b) for purposes of calculating the Borrower’s Consolidated Tangible Net Worth under paragraph 6A(1), all payments made by the Company to redeem certain outstanding written notices of allocation of the Company in connection with a Permitted Conversion Transaction.

B.    Conditions of Effectiveness.    This Amendment shall become effective when, and only when,

1.    Prudential shall have received all of the following documents, each in form and substance satisfactory to the Noteholders:

(a) executed originals of this Amendment;

(b) executed amendments to the Bank Agreement and to that certain First Amended and Restated Credit Agreement, dated as of January 29, 2003, between the

Company and CoBank, ACB, as amended to date, amending such agreements to provide for the transactions described herein.

(d) The Company shall have delivered to Prudential true and correct copies of all documents required to be delivered pursuant to paragraph 6F(i) of the Note Agreement.

(d) Such other information, documents, instruments and approvals as the Noteholders or their counsel may reasonably require.

2. The Conversion Date shall have occurred and the Company shall have delivered to Prudential true and complete copies of the duly executed documents between the Company and Gold Kist Holdings Inc. evidencing the merger of the Company into Gold Kist Holdings Inc.

3. The Company shall have consummated an initial public offering of its common stock and received Net Proceeds of Stock in accordance with the S-1 Registration Statement filed by the Company, as amended.

4. The representations and warranties contained herein shall be true on and as of the date hereof, and there shall exist on the date hereof no Event of Default or Default; there shall exist no material adverse change in the financial condition, business operation or prospects of the Company or its Subsidiaries since June 30, 2003; and the Company shall have delivered to Prudential an Officer’s Certificate to such effect.

C.    Representations and Warranties.

1.    Except as previously disclosed to Prudential in writing, the Company hereby repeats and confirms each of the representations and warranties made by it in paragraph 8 of the Note Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to “this Agreement”, “hereof”, “hereunder”, “thereof”, “thereunder” and words of like import being deemed to be a reference to the Note Agreement as amended hereby.

2.    The Company further represents and warrants as follows:

(a) (i)    Neither the Company nor any Affiliate of the Company is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(ii)    Neither the Company nor any Affiliate of the Company is a Blocked Person.

(iii)    Neither the Company nor any Affiliate of the Company (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

(b) The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) its charter or by-laws, (ii) law or (iii) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

(c) No governmental approval is required for the due execution, delivery and performance by the Company of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

(d) This Amendment constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

(e) Except as provided below, there are no pending or threatened actions, suits or proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Company and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Note Agreement, as amended by this Amendment.

D.    Miscellaneous.

1.    Reference to and Effect on the Note Agreement.

(a)    Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Note Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Note Agreement, and each reference in any other document to “the Note Agreement”, “thereunder”, “thereof” or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

(b)    Except as specifically amended and waived above, the Note Agreement, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of a Note under the Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

2.    Costs and Expenses.    The Company agrees to pay on demand all costs and expenses incurred by any Noteholder in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

3.    Execution in Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

4.    Governing Law.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

5.    Estoppel.    To induce Prudential to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of the Company against any holder of the Notes with respect to the obligations of the Company to any such holder, either with or without giving effect to this Amendment.

6.    Related Documents.    This Amendment shall be deemed to be a Related Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GOLD KIST INC.

By:	/s/ Stephen O. West
Stephen O. West Chief Financial Officer and Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Bill B. Greer
Name: Bill B. Greer Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as asset manager for Gateway Recovery Trust

By:	/s/ Bill B. Greer
Name: Bill B. Greer Title: Vice President

CONSENT OF GUARANTORS

We, the undersigned, each as a Guarantor pursuant to that certain Amended and Restated Subsidiary Guaranty dated as of the 27th day of September, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), hereby each (a) acknowledge receipt of a copy of the foregoing Fifth Amendment to Note Agreement, and (b) acknowledge, consent and agree that (i) the Guaranty remains in full force and effect, and (ii) the execution and delivery of the foregoing Fifth Amendment to Note Agreement and any and all documents executed in connection therewith shall not alter, amend, reduce or modify our respective obligations and liabilities under the Guaranty.

AGRATRADE FINANCING, INC.

By:	/s/ Stephen O. West
	Title:	Treasurer

CROSS EQUIPMENT COMPANY, INC.

By:	/s/ Stephen O. West
	Title:	Treasurer

GK FINANCE CORPORATION

By:	/s/ Stephen O. West
	Title:	Treasurer

(GUARANTOR SIGNATURES CONTINUE ON NEXT PAGE)

GK PEANUTS, INC.

By:	/s/ Stephen O. West
	Title:	Treasurer

GK PECANS, INC.

By:	/s/ Stephen O. West
	Title:	Treasurer

LUKER INC.

By:	/s/ Stephen O. West
	Title:	Treasurer

AGRATECH SEEDS INC.

By:	/s/ Stephen O. West
	Title:	Treasurer

AGVESTMENTS, INC.

By:	/s/ Stephen O. West
	Title:	President